UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

ALLIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21395	25-1795265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 928-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

On October 5, 2007, Allin Corporation (the “Company”) executed a Promissory Note in the principal amount of $700,000 payable to David Ritchie, the chief executive officer of the Company’s wholly-owned subsidiary, CodeLab Technology Group, Inc. (“CodeLab”), and a beneficial owner of more than five percent of the outstanding common stock of the Company. The maturity date of the Promissory Note between the Company and Mr. Ritchie is July 31, 2008. The Company may pre-pay the outstanding principal balance of the Promissory Note at any time in whole or in part prior to maturity. The Promissory Note bears interest at a rate of 12% per annum, with interest due and payable quarterly on December 31, 2007, March 31, 2008, June 30, 2008 and at maturity. The interest rate will increase by 2% in the event any scheduled payment of interest is not made, with the increased rate remaining in effect until the scheduled interest payment is made. The Promissory Note is subordinated to and junior in right of payment to all currently existing or future obligations, indebtedness or other liabilities of the Company to any commercial banks or other financial institutions providing financing to the Company. With regard to the Promissory Note, S&T Bank waived the terms prohibiting the Company from incurring additional debt included in the Loan and Security Agreement (Asset Based), as amended, between the Company and S&T Bank. The Promissory Note is included as Exhibit 10.1 to this Report on Form 8-K.

The principal balance of the Promissory Note represents a portion of the accrued purchase consideration due to Mr. Ritchie pursuant to the terms of the Stock Purchase Agreement (the “Purchase Agreement”) entered into on July 26, 2005 by and among the Company, CodeLab, and the holders of equity interests in CodeLab. The Purchase Agreement provided for annual payments of contingent consideration based on a negotiated formula to the former holders of equity interest in CodeLab for each of the three annual periods ending July 31, 2006, 2007 and 2008. The Company’s accrued purchase consideration balance related to the period ended July 31, 2007. On October 5, 2007, the Company also made a cash payment of $180,000 to Mr. Ritchie and issued shares of common stock of the Company, as described below, to discharge accrued purchase consideration due to Mr. Ritchie.

On or about October 5, 2007, the Company issued an aggregate of 442,838 shares of common stock to Mr. Ritchie, John Francis and Mark Bramhall in payment of a portion of the accrued purchase consideration due to them under the Purchase Agreement for the annual period ended July 31, 2007. The Company undertook the offer and sale of the common stock issued in connection with Purchase Agreement in reliance upon Rule 506 of Regulation D and Section 18(b)(4)(D) of the Securities Act of 1933, as amended. The Company paid no commissions on such sales.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Promissory Note between Allin Corporation and David Ritchie

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIN CORPORATION

Dated: October 10, 2007	By:	/s/ Dean C. Praskach
Dean C. Praskach
Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Promissory Note between Allin Corporation and David Ritchie